SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2007

MS Structured Asset Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16443, 333-64879	13-4026700
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

1585 Broadway, Second Floor New York, New York Attention: Madhu Philips	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-761-2520

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8      Other Events

Item 8.01	Other Events

Structured Asset Trust Unit Repackagings (SATURNS), BellSouth Debenture Backed Series 2004-5 Trust (the “Trust”) (New York Stock Exchange Ticker Symbol “HJK”) has liquidated its assets and terminated. Settlement of a sale of the securities held by the Trust occurred on February 7, 2007, and a liquidation distribution was made with respect to the Units of the Trust on February 7, 2007.

In respect of the Class A Units, the amount of the distribution was $24.08 per Class A Unit, representing the full Unit Principal Balance of the Class A Units plus accrued interest in respect of the Class A Units through and excluding February 7, 2007.

In respect of the Class B Units, the amount of the distribution was $853.93 per $1,000 Initial Notional Amortizing Balance of Class B Units, representing the full Class B Present Value Amount as determined for value on February 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 8, 2007

MS STRUCTURED ASSET CORP.

(Registrant)

By:      /s/ Madhu Philips

Name: Madhu Philips

Title:   Vice President